Exhibit 10.40

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (“First Amendment”) is made effective as of April 7, 2020 (“Effective Date”), by and between the Board of Regents of The University of Texas System (“Landlord”) and Ziopharm Oncology, Inc., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated October 15, 2019 (the “Existing Lease”) whereby Tenant leased from Landlord Building B of the El Rio Buildings, located at 8000 El Rio Street, Houston, Texas 77054, which contains approximately 8,443 rentable square feet of space (the “Premises”).

WHEREAS, the built-in laboratory benches have been removed in connection with the buildout of the Premises, and Landlord desires to replace such benches with non-mobile, metal lab benches for which Landlord no longer has use (“Replacement Benches”).

WHEREAS, Landlord and Tenant wish to amend the Existing Lease to document the delivery, installation, use and maintenance of the Replacement Benches, as more particularly described below. All references in the Existing Lease, and herein below to the “Lease” shall be references to the Existing Lease, as hereby amended.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises contained herein and in the Existing Lease and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Adoption of Recitals and Defined Terms. The Recitals set forth above are adopted by reference, declared to be true, and incorporated herein for all purposes. Unless defined herein or the context clearly requires otherwise, all terms used in this First Amendment have the same meaning as in the Existing Lease.

2.    Replacement Benches. On or before the date that the Premises have been expanded by an amendment to the Lease to include Suite 8038, Landlord shall, as part of the Delivery Condition of the Premises, deliver ten (10) Replacement Benches to Suite 8038 for Tenant’s use during the Term. Tenant shall be responsible for relocating, leveling and installing the Replacement Benches in Suite 8030 at Tenant’s sole cost and expense. In the event that Tenant no longer has use for the Replacement Benches after Landlord delivers same to Suite 8038, Tenant shall properly discard of same at its sole cost and expense (in no event shall Landlord’s facilities or employees be utilized in connection with such disposal). Other than discarding the Replacement Benches or relocating the Replacement Benches from Suite 8038 to Suite 8030, Tenant shall not move the Replacement Benches without Landlord’s prior written consent. During the Term, Tenant shall be responsible, at its sole cost and expense, for maintaining the Replacement Benches, including the balancing of same. In the event that Tenant does not discard of the Replacement Benches pursuant to the provisions above, then upon expiration or earlier termination of the Lease, Tenant shall surrender the Replacement Benches to Landlord in their as-is condition.

FIRST AMENDMENT TO LEASE AGREEMENT

3.    Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this First Amendment may execute the First Amendment by signing any of the counterparts.

4.    Performance of and Compliance with the Terms and Conditions of the Existing Lease. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions and conditions of and the agreements in the Existing Lease, as modified hereby.

5.    Ratification and Reaffirmation of Existing Lease. Landlord and Tenant each hereby ratify, affirm, and agree that the Existing Lease, as herein modified, represent the valid, binding and enforceable obligations of Landlord and Tenant, respectively. Except as expressly modified by this First Amendment, all of the terms and provisions of the Existing Lease remain unchanged and in full force and effect.

6.    Applicable Law. Landlord and Tenant hereby agree that this First Amendment shall be governed and construed according to the laws of the State of Texas from time to time in effect.

7.    Inurement. This First Amendment shall be binding on and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

8.    No Commission. Landlord and Tenant each warrant and represent to the other that no commission or fee is due or will be paid in connection with this First Amendment.

9.    Entirety and Amendments. The Existing Lease, as expressly modified by this First Amendment, constitutes the sole and only agreement of the parties to the Existing Lease and supersedes any prior understandings or written or oral agreements between the parties concerning the lease of the Premises. The Existing Lease may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

10.    Construction. Each party acknowledges that it and its counsel have reviewed this First Amendment and that the normal rule of construction shall not be applicable and there shall be no presumption that any ambiguities will be resolved against the drafting party in interpretation of this First Amendment.

11.    Authority. Tenant warrants and represents that (a) Tenant has the full right, power and authority to enter into this First Amendment, (b) all requisite action to authorize Tenant to enter into this First Amendment and to carry out Tenant’s obligations hereunder has been taken, and (c) the person signing on behalf of Tenant has been duly authorized by Tenant to sign this First Amendment on its behalf.

FIRST AMENDMENT TO LEASE AGREEMENT

12.    Paragraph Headings. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

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EXECUTED to be effective as of the Effective Date.

Landlord:

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

	By:	/s/ Ben Melson
Ben Melson
Senior Vice President and Chief Financial Officer

Approved as to Content:

The University of Texas M.D. Anderson Cancer Center

By:	/s/Spencer Moore

Name:	Spencer Moore
Title:	Vice President and Chief Facilities Officer

Reviewed and Approved by
UTMDACC Legal Services for
UTMDACC Signature:
/s/ Katie Hester	4/9/2020

Tenant:	ZIOPHARM ONCOLOGY, INC., a Delaware corporation

By:	/s/ Kevin G. Lafond

Name:	Kevin G. Lafond
Title:	Chief Accounting Officer

FIRST AMENDMENT TO LEASE AGREEMENT